Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE THIRD QUARTER OF 2024

Midlothian, Virginia, October 25, 2024. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the third quarter of 2024. Net income for the third quarter of 2024 was $2,106,000, or $1.41 per fully diluted share, compared to a net loss for the third quarter of 2023 of $2,553,000, or $1.72 per fully diluted share. For the nine months ended September 30, 2024, net income was $5,531,000, or $3.70 per fully diluted share, compared to net income for the nine months ended September 30, 2023, of $226,000, or $0.15 per fully diluted share.  The results for the 2023 periods were negatively impacted by the balance sheet reposition strategy completed during the third quarter of 2023.

As previously disclosed, on September 23, 2024, the Company, the Bank and TowneBank entered into an Agreement and Plan of Reorganization (the “Agreement”), which provides that, subject to the terms and conditions set forth in the Agreement, the Company and the Bank will merge with and into TowneBank (the “Merger”), with TowneBank being the surviving corporation in the Merger.

The Agreement and the transactions contemplated thereby are subject to the approval of the shareholders of the Company, approval of the Federal Deposit Insurance Corporation (“FDIC”), approval of the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia, and other customary closing conditions. The Company and TowneBank anticipate closing the Merger in the first quarter of 2025.

Jay Hendricks, President and CEO of the Company and the Bank, commented, “We are pleased with the Company’s performance during the third quarter. Asset repricing and stabilizing funding cost are supporting net interest margin growth and helping to offset weakness in the mortgage environment.”

“The commercial bank grew loans, excluding student loans, 1.67% and deposits 2.75% during the third quarter 2024. Increasing loan yields and disciplined management of our deposit mix and cost will support our net interest margin for the remainder of the year. Our focus remains on core relationship growth, disciplined management of our funding mix and costs, navigating the mortgage environment and remaining vigilant on credit quality.”

“We are excited about our proposed combination with TowneBank. We are actively working with the TowneBank team to efficiently complete the Merger and look forward to our future partnership.”

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Pre-tax earnings (loss) by segment
Commercial banking	$2,747	$2,255	$2,134	$2,410	$(3,019)
Mortgage banking	(133)	(193)	87	(316)	(288)
Income (loss) before income tax expense (benefit)	2,614	2,062	2,221	2,094	(3,307)
Commercial banking income tax expense (benefit)	536	449	431	468	(693)
Mortgage banking income tax expense (benefit)	(28)	(40)	18	(66)	(61)
Net income (loss)	$2,106	$1,653	$1,772	$1,692	$(2,553)

Three months ended September 30, 2024 vs. three months ended September 30, 2023.

The Commercial Banking Segment recorded net income of $2,211,000 for Q3 2024 compared to a net loss of $2,326,000 for Q3 2023.

The following are variances of note for the three months ended September 30, 2024 compared to the three months ended September 30, 2023:

●	Net interest margin (“NIM”) expanded by 49 basis points to 3.95% for Q3 2024 compared to 3.46% for Q3 2023. The expansion was driven by the following:
o	The yield on our earning assets increased by 98 basis points, 5.77% for Q3 2024 compared to 4.79% for Q3 2023. The increase in our yield on earning assets continues to be a result of improvement in our earning asset mix as well as the impact of the rise in interest rates during 2023 and 2024. We expect to see continued improvement in the yield on earning assets because of higher yielding loan growth combined with the amortization of lower yielding assets.
o	The increased yield on earnings assets was partially offset by the cost of interest-bearing liabilities increasing by 81 basis points to 2.97% for Q3 2024 compared to 2.16% for Q3 2023. The increase in our cost of interest bearing liabilities has been driven by an increase in the rate paid on variable rate debt and market pressures on deposit rates. The rate paid on money market deposit accounts increased 110 basis points to 3.30% for Q3 2024 compared to 2.20% for Q3 2023, and the rate paid on time deposits increased 143 basis points to 3.55% for Q3 2024 compared to 2.12% for Q3 2023. The increase in the rate on time deposits was impacted heavily by the addition of $20.0 million in brokered time deposits at a weighted average rate of 4.89% during the three months ended March 31, 2024. During the three months ended September 30, 2024, $5.0 million in brokered time deposits at a weighted average rate of 4.98% matured and were not replaced due to core deposit growth during the three months ended September 30, 2024.
o	While the rate paid on interest bearing liabilities increased by 81 basis points for Q3 2024 as compared to Q3 2023, overall cost of funds increased by 55 basis points, 1.92% for Q3 2024 vs. 1.37% for Q3 2023. The lower increase in cost of funds was driven by our strong non-interest bearing deposits level, which remains near 38% of our deposit base.

●	The Company did not record a provision for credit losses for the three months ended September 30, 2024. The lack of a provision for credit losses was driven primarily by stable local economic conditions, credit quality remaining strong, and the impact of net-recoveries recognized during Q3 2024. We believe our current level of allowance for credit losses is sufficient given current economic conditions and projections for unemployment.
●	The Commercial Banking Segment posted noninterest income of $886,000 for Q3 2024 compared to a net loss of $4,116,000 for Q3 2023. The variance was primarily the result of the $4,986,000 loss incurred on the sale of available for sale securities during Q3 2023 which was the result of the balance sheet reposition strategy completed during that period.
●	The Commercial Banking Segment posted noninterest expense of $5,078,000 for Q3 2024 compared to $4,890,000 for Q3 2023. The increase in costs was primarily due to increased staffing costs, software expenses, and increased rewards redemptions associated with debit card usage.

The Mortgage Banking Segment posted a net loss of $105,000 for Q3 2024 compared to a net loss of $227,000 for Q3 2023. The lower loss is a result of efforts to expand revenue opportunities, control expenses, and improve gross margins on loans sold.

Nine months ended September 30, 2024 vs. nine months ended September 30, 2023.

The Commercial Banking Segment posted net income of $5,720,000 for the nine months ended September 30, 2024 compared to $1,011,000 for the nine months ended September 30, 2023.

The following are variances of note for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023:

●	NIM expanded by 22 basis points to 3.81% for the nine months ended September 30, 2024 compared to 3.59% for the nine months ended September 30, 2023. The expansion was driven by the following:

o	The yield on our earning assets increased by 94 basis points, 5.60% for the nine months ended September 30, 2024 compared to 4.66% for the nine months ended September 30, 2023. The increase in our yield on earning assets continues to be a result of improvement in our earning asset mix as well as the impact of the rise in interest rates during 2023 and 2024. We expect to see continued improvement in the yield on earning assets because of higher yielding loan growth combined with the amortization of lower yielding assets.
o	The increased yield on earnings assets was partially offset by the cost of interest-bearing liabilities increasing by 113 basis points to 2.89% for the nine months ended September 30, 2024 compared to 1.76% for the nine months ended September 30, 2023. The increase in our cost of funds was driven by an increase in the rate paid on variable rate debt and market pressures on deposit rates. The rate paid on money market deposit accounts increased 144 basis points to 3.14% for the nine months ended September 30, 2024 compared to 1.70% for the nine months ended September 30, 2023, and the rate paid on time deposits increased 191 basis points to 3.44% for the nine months ended September 30, 2024 compared to 1.53% for the nine months ended September 30, 2023. The increase in the rate on time deposits was impacted heavily by the addition of $20.0 million in brokered time deposits at a weighted average rate of 4.89% during the three months ended March 31, 2024. During the nine months ended September 30, 2024, $5.0 million in brokered time deposits at a weighted average rate of 4.98%

matured and were not replaced due to core deposit growth during the three months ended September 30, 2024. While we expect there will be continued pressure on our funding base, we continue to see the velocity of those increases slowing down as of September 30, 2024.
o	While the rate paid on interest bearing liabilities increased by 113 basis points for the nine months ended September 30, 2024, overall cost of funds increased by 77 basis points, 1.88% for the nine months ended September 30, 2024 vs. 1.11% for the nine months ended September 30, 2023. The lower increase in cost of funds was driven by our strong non-interest bearing deposits level, which remained near 38% of our deposit base.

●	The Commercial Banking Segment recorded a provision for credit losses of $150,000 for the nine months ended September 30, 2024, compared to no provision expense for the nine months ended September 30, 2023. The provision for credit losses was driven by loan growth during the period and was supported by stable macroeconomic conditions and credit quality remaining strong. We believe our current level of allowance for credit losses is sufficient given current economic conditions and projections for unemployment.

●	The Commercial Banking Segment posted noninterest income of $2,562,000 for the nine months ended September 30, 2024 compared to a net loss of $2,415,000 for the nine months ended September 30, 2023. The variance was primarily the result of the $4,986,000 loss incurred on the sale of available for sale securities during the three months ended September 30, 2024 which was the result of the balance sheet reposition strategy completed during that period.

●	The Commercial Banking Segment posted noninterest expense of $14,993,000 for the nine months ended September 30, 2024 compared to $14,855,000 for the nine months ended September 30, 2023. The increase in costs was primarily due to increased staffing costs, software expenses, and increased rewards redemptions associated with debit card usage.

The Mortgage Banking Segment posted a net loss of $189,000 for the nine months ended September 30, 2024 compared to a net loss of $785,000 for the nine months ended September 30, 2023. The lower loss was impacted by the fair value of forward sales commitments associated with the Mortgage Banking Segment’s loans held for sale and interest rate lock commitments being adjusted, during the three months ended March 31, 2024, to properly reflect the timing of income recognition in the life cycle of the interest rate lock commitments and loans held for sale, which resulted in a $233,900 increase to net income for the period, and efforts to expand revenue opportunities, control expenses, and improve gross margins on loans sold.

Financial Highlights

	Three Months Ended		Nine Months Ended
Metric	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Consolidated
Return on average equity(1)	11.62%	15.82%	10.60%	0.47%
Return on average assets(1)	1.11%	1.36%	0.99%	0.04%
Commercial Banking Segment
Return on average equity(1)	12.20%	(14.42)%	10.96%	2.12%
Return on average assets(1)	1.17%	(1.24)%	1.02%	0.18%
Net interest income to average assets	3.66%	3.19%	3.52%	3.33%
Provision for credit losses to average assets	—%	—%	0.03%	—%
Noninterest income (loss) to average assets	0.47%	(2.19)%	0.46%	(0.44)%
Noninterest expense to average assets	2.68%	2.60%	2.68%	2.70%
Mortgage Banking Segment
Return on average equity(1)	(0.58)%	(1.41)%	(0.36)%	(1.65)%
Return on average assets(1)	(0.06)%	(0.12)%	(0.03)%	(0.14)%
Net loss before tax to average assets	(0.07)%	(0.15)%	(0.04)%	(0.18)%
(1)	Annualized.

Loans and Asset Quality

The following table provides the composition of our gross loan portfolio at the end of the periods indicated (in thousands):

Loans Outstanding
Loan Type	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
C&I + Owner occupied commercial real estate	$228,625	$226,146	$214,029	$208,869	$204,697
Nonowner occupied commercial real estate	184,159	181,229	183,786	167,924	164,629
Acquisition, development and construction	52,908	49,147	43,514	47,495	56,260
Total commercial loans	465,692	456,522	441,329	424,288	425,586
Consumer/Residential	130,664	130,285	129,631	128,532	117,014
Student	13,645	14,156	15,782	17,923	18,923
Other	4,771	4,445	4,596	4,265	4,578
Total loans	$614,772	$605,408	$591,338	$575,008	$566,101

Total loans increased by $9,364,000, or 1.55%, from Q2 2024, and increased by $48,671,000 or 8.60%, from Q3 2023.

●	The commercial loan portfolio increased by $9,170,000, or 2.01%, from Q2 2024 and increased by $40,106,000, or 9.42%, from Q3 2023. Growth in the portfolio was driven by building new relationships and expanding core relationships.
●	The consumer/residential loan portfolio grew by $379,000 or 0.29%, from Q2 2024 and increased by $13,650,000, or 11.67%, from Q3 2023. The growth from Q3 2023 was driven by growth in 1-4 family residential loans, which was primarily in purchase money adjustable-rate mortgages and home equity loans.

Asset quality

Asset quality remains strong, but we remain vigilant in monitoring our portfolio segments for impacts associated with higher rates. The Bank’s period-end asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2024(1)
Allowance for Credit Losses on Loans/Total Loans	0.60%	0.61%	0.60%	0.59%	0.59%	1.12%
Allowance for Credit Losses on Loans/Nonperforming Loans	1002.49%	950.13%	1272.03%	1176.12%	1120.23%	268.51%
Net Charge-offs (recoveries) to Average Loans(2)	(0.02%)	(0.07%)	(0.01%)	(0.00%)	(0.11%)	0.06%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.06%	0.07%	0.05%	0.06%	0.06%	0.49%
Nonperforming Assets/Bank Total Assets	0.05%	0.05%	0.04%	0.04%	0.04%	0.25%
(1) Source - S&P Global data for VA Banks <$1 Billion in assets as of June 30, 2024.
(2) Annualized.

As of September 30, 2024, the allowance for credit losses was $4.03 million and included an allowance for credit losses on loans of $3.70 million and a reserve for unfunded commitments of $328,200. As of September 30, 2023, the allowance for credit losses was $3.68 million and included an allowance for credit losses on loans of $3.35 million and a reserve for unfunded commitments of $329,000.

The Company recorded a $8,500 recovery for credit losses on loans for the three months ended September 30, 2024. The recovery for credit losses on loans was driven primarily by stable local economic conditions, credit quality remaining strong, and the impact of net-recoveries recognized during Q3 2024.

The Company recorded a $8,500 provision for credit losses for unfunded commitments for the three months ended September 30, 2024, which was driven by a slight increase in balance in the total commitments outstanding at September 30, 2024.

Non-performing loans as a percentage of loans were consistent, 0.06% at September 30, 2024 compared to 0.06% at September 30, 2023.

The allowance for credit losses on loans to total loans ratio at the Company is 0.60% compared to the peer average of 1.12%, management considers this level of allowance sufficient and appropriate based on the current asset quality and assessment of the Company’s loan portfolio.

We believe our current level of allowance for credit losses is sufficient given current economic conditions and projections for unemployment.

Deposits

The following table provides the composition of our deposits at the end of the periods indicated (in thousands):

Deposits Outstanding
Deposit Type	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Noninterest-bearing demand	$246,838	$236,063	$230,118	$247,624	$243,390
Interest checking	69,763	73,305	78,739	76,289	81,779
Money market	236,135	217,147	207,640	195,249	210,439
Savings	31,626	33,892	35,238	39,633	42,367
Time deposits	61,838	68,505	68,534	46,550	48,799
Total deposits	$646,200	$628,912	$620,269	$605,345	$626,774

Total deposits increased by $17,288,000, or 2.75%, from Q2 2024, and increased by $19,426,000, or 3.10%, from Q3 2023. Variances of note are as follows:

●	Noninterest bearing demand account balances increased $10,775,000 from Q2 2024 and increased by $3,448,000 from Q3 2023, and represented 38.20% of total deposits compared to 37.54% as of Q2 2024 and 38.83% as of Q3 2023. The increase in noninterest bearing demand deposits was driven by growth in new relationships and seasonal increases in business accounts.

●	Low-cost relationship deposits (i.e., interest checking, money market, and savings) balances increased $13,180,000 or 4.06%, from Q2 2024 and increased $2,939,000, or 0.88%, from Q3 2023. The increase in low-cost relationship deposits was the result of growth in new relationships, seasonal relationship growth as well as some deposits moving from non-interest bearing to interest bearing.

●	Time deposits decreased by $6,667,000, or 9.73%, from Q2 2024 and increased by $13,039,000, or 26.72%, from Q3 2023. The decrease from Q2 2024 was primarily driven by the maturity of $5.0 million in brokered time deposits, at a weighted average rate of 4.98%, which were not replaced. The increase from Q3 2023 was the result of the Commercial Bank Segment issuing $20.0 million in brokered time deposits, at a weighted average rate of 4.89%, during the nine months ended September 30, 2024 to supplement the noninterest-bearing reduction in the early part of 2024. As of September 30, 2024, $5.0 million in brokered time deposits have matured and were not replaced as a result of core deposit growth.

Capital

Shareholders’ equity at September 30, 2024 was $74,199,000 compared to $63,685,000 at September 30, 2023, which resulted in a tangible common equity ratio of 9.77% and 8.75%, as of September 30, 2024 and September 30, 2023, respectively. The $10,514,000 increase in shareholders’ equity during the twelve months ended September 30, 2024, was primarily due to the recognition of net income of $5,531,000, from September 30, 2023 to September 30, 2024, and the $4,021,000 decrease in accumulated other comprehensive loss. The decrease in accumulated other comprehensive loss was primarily driven by the impact of interest rate movements since September 30, 2023.

The Bank continues to maintain a strong, well-capitalized position. The following table presents the regulatory capital ratios for the Bank at the end of the periods indicated:

Bank Regulatory Capital Ratios
Ratios	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Common equity tier 1	13.54%	13.44%	13.51%	13.86%	13.58%
Tier 1	13.54%	13.44%	13.51%	13.86%	13.58%
Total capital	14.16%	14.06%	14.13%	14.49%	14.19%
Tier 1 leverage	11.57%	11.33%	11.36%	11.14%	10.74%

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank.  Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the FDIC.  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements.  For this purpose, any statement that is not a statement of historical fact may be deemed to be a forward-looking statement.  These forward-looking statements may include statements regarding profitability, liquidity, allowance for credit losses, interest rate sensitivity, market risk, growth strategy, the proposed Merger with TowneBank, and financial and other goals.  Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning.  You can also identify them by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

●	the Merger may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock;
●	required regulatory approvals for the Merger may not be obtained, or may be obtained subject to unanticipated conditions;
●	the Company’s shareholders may fail to approve the Merger;
●	the parties to the Agreement may fail to satisfy other conditions to the consummation of the Merger or fail to meet expectations regarding the timing and consummation of the Merger;
●	an event, change or other circumstance could give rise to the termination of the Agreement;
●	the announcement or pendency of the Merger could adversely affect the Company’s business relationships, results of operations, employees and business generally;
●	the proposed Merger may disrupt current plans and operations of the Company and cause difficulties in the Company’s employee retention;
●	the proposed Merger may divert management’s attention from the Company’s ongoing business operations;
●	legal proceedings may be instituted against the Company related to the Agreement or the Merger;
●	the amount of unexpected costs, fees, expenses and other charges related to the Merger;
●	changes in assumptions underlying the establishment of allowances for credit losses, and other estimates;
●	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
●	the ability to maintain adequate liquidity by retaining deposit customers and secondary funding sources, especially if the Company’s or banking industry’s reputation becomes damaged;
●	the effects of future economic, business and market conditions;

●	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
●	our inability to maintain our regulatory capital position;
●	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
●	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, and soundness of other financial institutions with which we do business;
●	risks inherent in making loans such as repayment risks and fluctuating collateral values;
●	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
●	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
●	governmental monetary and fiscal policies;
●	geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad;
●	changes in accounting policies, rules and practices;
●	reliance on our management team, including our ability to attract and retain key personnel;
●	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
●	demand, development and acceptance of new products and services;
●	problems with technology utilized by us;
●	the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues, and other catastrophic events;
●	changing trends in customer profiles and behavior; and
●	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights
(Dollars in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)	*	(Unaudited)
Balance Sheet Data
Total assets	$759,465	$747,726	$746,872	$736,616	$727,504
Investment securities	83,962	83,124	82,784	105,585	104,046
Loans held for sale	2,442	8,236	7,019	4,983	5,425
Loans, net	615,384	606,086	592,088	575,811	566,802
Allowance for credit losses	(3,700)	(3,681)	(3,574)	(3,423)	(3,353)
Deposits	646,200	628,912	620,269	605,345	626,774
Borrowings	34,464	44,464	54,464	59,464	34,464
Shareholders' equity	74,199	70,142	68,358	67,556	63,685
Book value per share	$49.63	$46.91	$45.72	$45.25	$42.89
Total shares outstanding	1,495,160	1,495,160	1,495,251	1,492,879	1,484,837

Asset Quality Ratios
Allowance for credit losses on loans to:
Loans, net of deferred fees and costs	0.60%	0.61%	0.60%	0.59%	0.59%
Nonperforming loans	1002.49%	950.13%	1272.03%	1176.12%	1120.23%
Net charge-offs (recoveries) to average loans(1)	(0.02%)	(0.07%)	(0.01%)	0.00%	(0.11%)
Nonperforming assets to total assets	0.05%	0.05%	0.04%	0.04%	0.04%

Bank Capital Ratios
Common equity tier 1	13.54%	13.44%	13.51%	13.86%	13.58%
Tier 1	13.54%	13.44%	13.51%	13.86%	13.58%
Total capital	14.16%	14.06%	14.13%	14.49%	14.19%
Tier 1 leverage	11.57%	11.33%	11.36%	11.14%	10.74%

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$10,336	$9,869	$9,335	$9,130	$8,462
Interest expense	3,265	3,259	2,939	2,445	2,348
Net interest income before
provision for credit losses	7,071	6,610	6,396	6,685	6,114
Provision for credit losses	—	—	150	50	—
Noninterest income (loss)	1,387	1,391	1,604	1,156	(3,669)
Noninterest expense	5,844	5,939	5,629	5,697	5,752
Income (loss) before income tax expense (benefit)	2,614	2,062	2,221	2,094	(3,307)
Income tax expense (benefit)	508	409	449	402	(754)
Net income (loss)	$2,106	$1,653	$1,772	$1,692	$(2,553)
Earnings (loss) per share
Basic	$1.41	$1.11	$1.19	$1.14	$(1.72)
Diluted	$1.41	$1.11	$1.19	$1.14	$(1.72)

Performance Ratios
Return on average assets(1)	1.11%	0.88%	0.97%	0.91%	(1.36)%
Return on average equity(1)	11.62%	9.63%	10.50%	10.45%	(15.82)%
Net interest margin(1)	3.95%	3.75%	3.72%	3.83%	3.46%

* Derived from audited consolidated financial statements.
(1) Annualized.

Financial Highlights
(Dollars in thousands, except per share amounts)

	Nine Months Ended
	September 30,	September 30,
	2024	2023
	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$29,540	$24,144
Interest expense	9,463	5,541
Net interest income before
provision for credit losses	20,077	18,603
Provision for credit losses	150	—
Noninterest income (loss)	4,382	(1,191)
Noninterest expense	17,412	17,341
Income before income tax expense (benefit)	6,897	71
Income tax expense (benefit)	1,366	(155)
Net income	$5,531	$226
Earnings per share
Basic	$3.70	$0.15
Diluted	$3.70	$0.15

Performance Ratios
Return on average assets (1)	0.99%	0.04%
Return on average equity (1)	10.60%	0.47%
Net interest margin (1)	3.81%	3.59%

(1) Annualized.